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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) June 27, 2001


                      Commission file Number 000-25523

                  BARRINGTON INTERNATIONAL MARKETING,INC.
           (Exact Name of Registrant as Specified in its Charter)


NEVADA                                               88-0481999
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification Number)


3450 E. Russell Rd. Ste. 112
Las Vegas, Nevada                                    89121
(Address of principal executive offices)             (Zip Code)


                               (702)-(580-6100)

ITEM 1. Changes In control of Registrant

     Pursuant to an Acquisition Agreement (the "Agreement") dated as of August 17, 2001 between E-Bait Corporation ("E-Bait") a California corporation, and Barrington International Marketing, Inc. ("Barrington") a Nevada corporation, all the outstanding shares of common stock of Barrington are to be exchanged for one-million shares of 144 restricted common stock of E-Bait in a transaction in which E-Bait will be the parent corporation. A copy of the Agreement is filed as an exhibit herewith.

Business

Barrington Foods International, Inc. (BFI) is a Nevada corporation whose purpose is to develop and distribute innovative products. It is a fast growing, world-wide food and trading company, with distribution and access to resources and products around the world. BFI's core product line is soy and dairy based powdered milk products. Currently BFI's foremost product is Pride & Joy, an infant formula. Other products that are in various stages of development,

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patenting, and distribution are discussed in The Product portion of this

Summary.

The Product

BFI's core product line is soy and dairy based powdered milk products. BFI management believes that customers want our products and will pay for the convenience and higher digestibility of our nutritionally balanced formulas and all natural substitute milk products.

BFI is developing natural biological and microbiologically enhanced products for use in the nutritional and agricultural industries.

BFI currently generates its revenue from soy milk, skim milk, whole milk, lactose free milk, bulk milk, flavored milk products using BFI's patent pending flavorings, infant formula, and powdered juice crystals.

Currently BFI's main product is Pride and Joy, an infant formula. BFI's other products, which are in various stages of development, patenting, and distribution, are:

Infant Formula - 2 soy based, 2 dairy based
Toddler Formula - 1 soy based, 1 dairy based
Protein Drinks - Chocolate, Vanilla, Strawberry
Soy Milk - Regular, Chocolate
Milk - Low Lactose, Low Fat, Full Fat
Mocha Mix
Powdered Chocolate Milk
USDA Low Fat Powdered Milk
USDA Full Fat Powdered Milk
Whey Powder
A complete line of infant products
A line of powdered juice crystals
A line of US dairy products
A beverage especially suited for the needs of the elderly and the malnourished A beverage specially formulated for diabetics

BFI has the distribution rights for products that it imports from other countries. These products currently include gourmet coffees and sugar.

Coffee (from Vietnam and Guatemala)
Sugar (from Central America)

BFI is in the process of setting up joint ventures with major distributors of general commodities in the United States. These products will be available to our distributors in other countries. These products include shampoo, laundry soaps, toothpaste, and other sundry items.

The Market

Population Growth:

The world is experiencing profound changes as a result of the population growth in the emerging nations. This rate of population growth is having a tremendous impact on the food industry, especially the dairy and dairy substitute products

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Population growth has outstripped many nations' abilities to economically supply food products internally. Many countries are unable to meet their growing nutritional needs on their own. Consequently, these countries are increasingly dependent upon outsourcing from the United States in order to ensure a dependable supply of quality disease-free food products. In particular, distributors of dairy products and dairy substitutes are scrambling to meet this increasing global demand.

The distribution of high quality dairy and dairy substitute products to the populations of these emerging countries through exports from the U.S. is the only solution which ensures a quality product and a dependable supply. The fulfillment of the basic nutritional needs of the populations of these emerging countries is the backbone of BFI's business strategy.

Lack of Refrigeration:

Powdered milk and powdered milk substitute products are realizing unprecedented growth due to their long shelf life and the lack of acceptable storage (refrigeration) in emerging nations.

Shelf stable milk or dry milk is currently purchased by 6% of U.S. households. Heaviest users are single adults under age 35. They are three times more likely to purchase dry milk versus a refrigerated carton. The second largest consumer group using dry milk is families with children under the age of 6.Convenience is the buzzword for the millennium.1

Lactose Intolerant Populations:

The populations in these emerging countries and Asia are primarily lactose intolerant and powdered milk substitutes are a staple in their diet. Specially formulated, nutritionally balanced soy milk, lactose free milk, and milk products with vegetable oil is a growing part of their diets. Soy milk sales are increasing at close to 40% per year.2

Over the next five years the sector is projected to grow from its current $2.14 billion to approximately $3.3 billion in 2002, representing a 200% compound annual growth.3

Health Conscious Populations:

The U.S. Government (effective October 1999) is now allowing food labels to state that soy milk has the ability to lower cholesterol. This has begun a new surge of interest in the health conscious public, where 60% of the U.S. adult population has cholesterol levels which exceed safe levels.4 Studies also indicate soy milk may have anticancer properties, fight osteoporosis, and help relieve the symptoms of menopause.5

The population boom in emerging countries and the health conscious American public poses a unique opportunity for BFI.

Aging Populations:

With the onset of the health conscious "baby boomer" generation, 90 million Americans are over the age of 60. The demand for nutritionally balanced, healthy soy products will increase as the population ages.

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There is also the emerging market of senior nutrition.  Adults over the age of
60, whose metabolism is no longer able to receive proper nutrition from normal eating habits, need nutritional supplement products. This emerging market is currently estimated at $1 billion and is expected to grow as the "baby boomer" population ages.

Large and Growing Market:

BFI is currently poised to increase its less than 1% market share to 15% in Central America with existing alliances and distribution in our targeted markets. With the introduction of our organic infant formula, BFI is set to capture 10% of the infant formula market 12 months after introduction of this product.

The powdered milk product sector is growing at a rate of 25% where the fluid milk product sector is decreasing at a rate of 3% per year. Soy milk and soy based foods are expected to reach $2.14 billion in 2001, up from $852 million in 1992 and reach $2.6 billion in 2002.6 Soy milk sales alone are growing at close to 40% per year.7

Leading Distribution and Market Reach:

BFI is uniquely positioned to provide superior customer service. Our distribution alliances with major food distributors in Central America and the United States allows us to reach localized consumers. Distributors have local facilities within a 100-mile radius of 60% of the distributors' customers. As a result, BFI and our local distributors are able to provide superior customer service to the consumer.

Long-term contracts with distributors who service schools, government agencies, grocery chains, commercial canneries, bakeries, and restaurants ensure the continued steady demand for our products.

BFI owns and distributes under the widely recognized Pride and Joy label. BFI has name recognition and international reach and coverage, while maintaining closeness to its customer.

Product Margin Improvement:

BFI's current principle activities are focused on the wholesaling of our products and proprietary formula development. BFI will experience improved gross margins by capturing the production and manufacturing margins. As more manufacturing facilities are built or purchased, BFI will become more vertically integrated through the ownership of proprietary products, their manufacture, and their wholesale distribution.

Gross margins in BFI's sector of business vary, as is the case in the food sector. BFI sells its proprietary lactose free products at higher gross margins than the commodity type product, such as bulk powdered milk. Greater gross margins are also recognized when the product is sold under the BFI brand name Pride & Joy as a finished product versus a private label to another distributer.

BFI can greatly increase profitability by expanding sales revenue and shift product mix to higher gross margin lactose free milk and the introduction of our patent pending organic infant formula.


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Industry Overview

The powdered milk and powdered milk substitute products are second to fluid milk products in dollars sold in the U.S. In emerging nations, such as in Central and South America and Asia, powdered milk and powdered milk substitute products are the largest sector and fluid milk products are a distant second. In emerging countries, sales of powdered milk products and powdered milk substitute products outsell fluid milk products by an 8 to 1 ratio. Fresh milk is a rare commodity that is cost prohibitive in most geographical areas of merging countries.

The powdered milk product sector market is growing at a rate of 22%, where the fluid milk product sector is decreasing at a rate of 5% per year.

The demand for powdered milk and powdered milk substitutes is increasing. Due to the lack of refrigeration, the convenience of powder, and the improved taste, the demand is increasing over fluid milk by 22% per year.

The demand for these powdered milk products is growing at unprecedented rates. The supply of these powdered milk products is not limited by the expensive production costs of the raising and care of dairy cows, pasteurization, refrigeration, cooled transportation and the like.

These powdered milk products are the primary source for protein, calcium, carbohydrates, fiber, sugar, vitamins D, A, C, and B Complexes in these emerging countries and the U.S. They are also the primary source for micronutrients such as riboflavin, folic acid, magnesium, sodium, potassium, zinc.

Our all-natural, all-organic infant formula, scheduled for release in mid-2002, will be the first product of its kind to hit the market.

The Competition:

The powdered milk and powdered milk substitute food sector is mature with few strong major players. There are no players that are totally vertically integrated by owning their own research and development, production, wholesale distribution, and retail distribution. The strongest competitors, such as Nestle (Carnation), have research and development, manufacturing, and wholesale distribution, but the retail distribution is not owned. Kellogg recently acquired (September 1999) Worthington Foods of Columbus, Ohio. Dean Foods recently purchased a minority stake in White Wave, Inc. (Boulder, Colorado), a vegetarian food company which markets Silk, one of the fastest growing brands of soymilk.

Most competitors purchase finished product from a manufacturer and distribute wholesale under their label. The majority of manufacturers only purchase and formulate ingredients and then package the product under private labels for final distribution.

BFI is in a very strong and favorable position with patented formulas and proprietary products which will assure success in meeting consumer demand for high quality nutritionally balanced powdered milk, powdered milk substitutes, and infant formula products. The growing consumer demand in the emerging countries will be an ever-constant challenge to saturate.

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BFI is strategically pricing its product just below the major competitors'
premium product. A comparison of the labels will show the consumer a higher nutritional content for the lower priced BFI product.

Company Overview

BFI's Business Plan has four phases:

Increase sales in Central America
Start distribution in Southeast Asia
Entrance into the U.S. market
Acquire  more manufacturing facilities
Expand into other geographic areas
where the population is lactose intolerant and the economics of the country do not allow for the production of fluid milk

Existing alliances and contracts in hand will allow BFI to meet year 2001 pro forma with no increase in sales or new customers.

An existing alliance with a distributor in Guatemala, who owns a manufacturing plant, will allow BFI to export ingredients from the U.S., formulate proprietary products, and import into the U.S. BFI is projecting to market products in the U.S. beginning in September 2001. A major distributor in California and two national distributors have already agreed to start marketing BFI products under the brand name Pride and Joy.
Phase one of BFI's Business Plan has been successfully completed through the formation of strategic alliances and our proprietary patent-pending formulas.

Future geographic areas for expansion and distributors who have expressed a desire to distribute BFI products are located in China, Columbia, Cuba, Taiwan, Peru, Mexico, and about 10 more countries.

Conclusions

In the last 18 months, BFI has received requests from over 17 countries to develop a plant in their country like the one BFI developed in Guatemala. BFI has found from our extensive traveling in the developing countries and by participating in International Food Shows, that the world in ready and eager to produce our products in their respective countries. There is a real shortage of basic food goods in the world today. BFI has positioned itself to supply that shortage.

BFI is uniquely positioned for success:

Major distributor in Central America
Currently distribute products in Guatemala, Nicaragua, and Mexico.

Alliance with the major distributor to independent food distributors in Guatemala

Alliance with the largest food distributor in Nicaragua
Supplier to San Marcos in Mexico, the largest packer of fluid milk in Mexico Alliance with the primary distributor of nondairy and dairy products in Mexico City, whose customers include the city school system and commercial users such as canneries, bakeries, and restaurants.

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Major distributor in Southeast Asia

Preparing to distribute products in Vietnam, Cambodia, Laos, and Burma Alliances with some major distributors in the food industry
Setting up joint ventures with governmental agencies to supply our milk products to high schools and hospitals.

Focused product line in their chosen market

Unique nondairy powdered formulas of whole milk, low fat and fat free milk, lactose free milk, soy milk, infant formula, and juice crystals
Proprietary formulas with extended shelf life, patents pending
All natural ingredients which are nutritionally balanced
Lactose free and specially formulated for diabetics
Multiple flavor options compatible with product and market tastes

Large and growing population and market sector

Population in emerging countries is expanding at a rate of 6% per year
70% of the world's population is lactose intolerant
80% of Native Americans are lactose intolerant
75% of African Americans are lactose intolerant
50% of the population in Central America, South America, and Asia are lactose intolerant and do not drink fluid milk
Only 30% of humans retain a lifelong ability to digest lactose
20% of Whites are lactose intolerant
Where sales of nonfat dry milk (NFDM) has decreased 5.8% in the U.S., export of NFDM products has increased 22%
Commercial sectors, including bakeries, restaurants, bulk groceries whose primary dairy product is NFDM
Lack of consumer cold storage mandates extended shelf life, nonperishable, dry product

Few competitors

Major distributors of NFDM products are tied in with existing local distributors on an exclusive basis
Mid-size distributors frequently bypass market for perceived larger, more affluent markets
No basic local expertise or distributors

Unrealized synergies and internal growth

Current suppliers have been unable to meet demand for products
Gap to meet minimum nutritional requirements is estimated at 17.6 million tons in 200110.
Currently marketed products are insufficient or nonexistent to meet consumer tastes or needs.

Current exclusive distribution agreements prevent major distributors from accessing additional market share
Unrealized growth opportunities
Local production and packaging
Bundle marketing
Enhanced distribution
Introduction of new proprietary products/formula

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Sector leading management

Industry experienced management team
Senior management with value added marketing experience
Local management in market area familiar with consumer needs, wants, and desires

Directors & Management Team

BFI has assembled a team of proven and dedicated professionals to launch and manage the growth of BFI. They will be selected because of their association with the startup of BFI from its infancy and because they are staunch believers in its products' market potential. These individuals are entrepreneurs in their own right and have the acumen and fortitude to see a new company through its fruition to greatness.

R. Williams-CEO

Mr. Williams is an experienced senior management professional in the food and beverage industry. He has over 18 years experience in marketing and sales and executive management positions with proven performance. To each company, he has brought significant financial returns and advanced to top management positions.

In addition, Mr. Williams has spent much of the last two years in Central America. He has been working to develop products that are uniquely suited for the developing countries, along with setting up a pilot plant in Guatemala to produce these products.

Mr. William's current primary effort is to assemble the management team capable of implementing the plans, goals and aspirations of BFI. BFI is a startup company that has set aggressive goals and, as CEO, Mr. Williams is building a team that shares his vision and will work together to achieve them. His management style promotes vigorous interaction among team members, and facilitates problem solving. He is working to coordinates the varied activities of BFI and promoting a fast paced organization capable of responding quickly to market opportunities.

Mr. Williams will evaluate business opportunities for BFI and determine the best course for the company. He is currently evaluating new products, joint ventures, acquisitions and other collaborations that make sense for the company and move the company quickly toward its goals.

In addition to strong senior management qualifications, Mr. Williams brings to BFI demonstrated experience in business planning, and new products ideas that will provide every opportunity for BFI to meet its aggressive goals and make the company a success.

D. Holmes-President

Darrel L. Holmes is an accomplished executive with over 22 years experience in the medical diagnostics, biotech, environmental, and food and beverage industries. He has extensive experience in plant operations, product development, regulatory interface (primarily the FDA which also regulates BFI) and senior management. Mr. Holmes has managed technical manufacturing sites with over 100 people under his supervision and operations producing over 80 million dollars in annual sales. Mr. Holmes has a degree in Biology with

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numerous post graduate classes, seminars and certifications.  He is capable in technical as well as regulatory and management areas. He is a hand on manager who continually seeks to make improvements, build teamwork within an organization and produce high quality products, on schedule, for an acceptable profit.

Mr. Holmes is an excellent problem-solver whose innovative and resourceful management style make him well suited to lead and motivate employees and manage a company.

Mr. Holmes has held executive positions with companies all involved in scientific endeavors. He is a proven technical manager and has expanded the sales and production efficiencies everywhere he has worked. As part of his technical capabilities, he has been directly responsible for operating and managing all technical operations for diagnostics and biotech companies and he will perform similar functions as Vice President of Operations and President for BFI. He has been responsible for aseptic and sterile reagent manufacturing, filling, labeling, packaging and distribution.

In past employment, Mr. Holmes has operated a large bottled water company, setting up a cell biology division for a leading biotech company, and managing an established medical diagnostics company with excellent success. He understands inventory management and computer controls. He works closely with managers and supervisors to assure that adequate systems are in place to monitor control and improve business and technical departments to assure the operations continuity, profitability and success.

Statement of Corporate Positions

Mother's Milk:

BFI acknowledges that mother's natural milk is the best possible source of nutrition for infants up to one year old. The products sold are not intended to undermine natural breast-feeding. Barrington's products are intended provide infant nourishment if the mother is unable or chooses not to provide breast milk. Barrington will work with industry, national, local and global agencies to ensure its products are produced and marketed in a manner to provide a safe and nutritional alternative to mother's milk, if the mother chooses not to breast-feed or the child is unable to accept mother's milk.

Projections and Forward Looking Statements:

This statement includes projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this Statement, other than statements of historical fact, are forward-looking statements. Although Management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this Statement, including, without limitation, in conjunction with those forward-looking statements contained in this Statement.

ITEM 2.     DISPOSITION OF ASSETS

Not applicable
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ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.     OTHER EVENTS

Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS

Not applicable.

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

Acquisition Agreement

Agreement dated as of August 17, 2001 between E Bait, a California corporation ("E Bait/Buyer") on behalf of its shareholders, and BARRINGTON INTERNATIONAL MARKETING, INC., a Nevada corporation ("Barrington/Seller") on behalf of its shareholders.
The parties wish to provide for Barrington's sale of the Shares to E Bait and E Bait's purchase of the Shares from Barrington on the terms and conditions of this Agreement.
The parties agree as follows:
1. The Acquisition.
Purchase and Sale Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 2, Barrington shall sell the Shares to E Bait, and E Bait shall purchase the Shares from Barrington, free and clear of all Encumbrances.
Purchase Price. Purchaser will exchange 1,000,000 shares of its restricted common stock for each share representing all of the outstanding capital stock or ownership interest of Barrington. It is anticipated that this transaction will be a nontaxable event under section 368 of the IRS Code and that if not, the tax will be paid by the shareholders of Barrington.
The Closing.
2.1 Place and Time. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Dvorak & Associates, 3360 W. Sahara #230, Las Vegas, NV 89102 no later than the close of business (Las Vegas time) on 8/17/01, or at such other place, date and time as the parties may agree in writing.
2.2 Deliveries by Barrington. At the Closing, Barrington shall deliver the following to E Bait:
Certificates representing the Shares, duly endorsed for transfer to E Bait and accompanied by any applicable stock transfer tax stamps; Barrington shall cause

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E Bait to change those certificates for, and to deliver to E Bait at the
Closing, a certificate representing the Shares registered in the name of E Bait (without any legend or other reference to any Encumbrance).
The documents contemplated by Section 3.
(c) All other documents, instruments and writings required by this Agreement to be delivered by Barrington at the Closing and any other documents or records relating to Barrington's business reasonably requested by E Bait in connection with this Agreement.
2.3 Deliveries by E Bait. At the Closing, E Bait shall deliver the following to Barrington:
(a) The shares as contemplated by section 1.
(b) The documents contemplated by Section 4.
All other documents, instruments and writings required by this Agreement to be delivered by E Bait at the Closing.
3. Conditions to E Bait's Obligations.
The obligations of E Bait to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by E Bait:

Representations, Warranties and Agreements.
3.1 The representations and warranties of Barrington set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) Barrington shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) E Bait shall have received a certificate to that effect signed by an authorized representative of Barrington.
3.2 Resignations of Directors. All directors of E Bait Corp., and its Subsidiaries whose resignations shall have been requested by Barrington before the Closing Date shall have submitted their resignations or been removed effective as of the Closing Date.
4. Conditions to Barrington 's Obligations.
The obligations of Barrington to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Barrington:
4.1 Representations, Warranties and Agreements.
(a) The representations and warranties of E Bait set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) E Bait shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing and (c) Barrington shall have received a certificate to that effect signed by an officer of E Bait. 5. Representations and Warranties of Barrington.
Barrington represents and warrants to E Bait that, to the knowledge of Barrington (which limitation shall not apply to Section 5.3), and except as set forth in the Disclosure Letter:

Organization of Barrington; Authorization. Barrington is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Barrington and this Agreement constitutes a valid and binding obligation of Barrington, enforceable against it in accordance with its terms.
Conflict as to Barrington: Neither the execution and delivery of this Agreement nor the performance of E Bait's obligations hereunder will (a) violate any provision of the certificate of incorporation or by-laws of Barrington or (b)

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violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Barrington.
5.3 Ownership of Shares. The delivery of certificates to E Bait and the payment to Barrington will result in E Bait's immediate acquisition of record and beneficial ownership of the Shares, free and clear of all Encumbrances. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of Barrington.
Title to Properties. Either Barrington, or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Balance Sheet (except for property sold since the date of the Balance Sheet in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by Barrington or any of its Subsidiaries since the date of the Balance Sheet.
Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by Barrington International Marketing, Inc. or its Subsidiaries are, in all respects material to the business or financial condition of Barrington International Marketing, Inc. and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.
Absence of Certain Changes. Since the date of the Balance Sheet, neither Barrington nor any of its Subsidiaries has:
(a) suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Barrington and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;
(b) made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;
(c)issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;
(d)paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;
(e)prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;
(f)cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;
5.8 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business or financial condition of Barrington and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States.
5.9 Brokers or Finders. Barrington has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Shares to E Bait.
5.10 Transactions with Directors and Officers. Barrington and its Subsidiaries do not engage in business with any Person (other than Barrington) in which any of Barrington's directors or officers has a material equity interest. No director or officer of Barrington owns any property, asset or right which is material to the business of Barrington and its Subsidiaries, taken as a whole.
6. Representations and Warranties of E Bait.

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E Bait represents and warrants to Barrington as follows:
6.1 Organization of E Bait; Authorization. E Bait is a corporation duly organized, validly existing and in good standing under the laws of California, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of E Bait and this Agreement constitutes a valid and binding obligation of E Bait, enforceable against it in accordance with its terms.
6.2 Brokers or Finders. E Bait has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with any of the transactions contemplated hereby. Purchase for Investment. E Bait is purchasing the shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.
Conflict as to E Bait. Neither the execution and delivery of this Agreement nor the performance of E Bait's obligations hereunder will (a) violate any provision of the certificate of incorporation or by-laws of E Bait or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to E Bait.
E Bait is a publicly traded company which trades on the OTC:BB. E Bait has properly filed all documentation with the SEC, NASD or other applicable bodies necessary to become and remain a publicly traded company.
There are no pending or threatened legal or regulatory claims, demands or liabilities of any kind or nature against E Bait of it assets.
E Bait has filed all federal, state and local income or other tax returns as required by law, and has paid all taxes which are due, and has no tax delinquencies of any kind.
There are currently 2,000,000 shares issued and outstanding in E Bait. The shares, when issued were properly distributed under applicable securities laws, and E Bait has taken no action to cause said stock to lose its current trading status. There are no warrants, option agreements or pending subscription agreements whereby E Bait is obligated to issue any additional stock to any person.
Upon closing, Barrington's shareholders will receive a controlling interest in and complete management control over E Bait by virtue of their stock ownership, and there are no shareholder rights or agreements, or other legal impediments to the transfer of management control of E Bait.
7. Access and Reporting; Filings With Governmental Authorities.
7.1 Access.Between the date of this Agreement and the Closing Date, Barrington shall, and shall cause Barrington to, (a) give E Bait and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of Barrington and its Subsidiaries and to the books and records of Barrington and its Subsidiaries, (b) permit E Bait to make inspections thereof, and (c) cause its officers and its advisors to furnish E Bait with such financial and operating data and other information with respect to the business and properties of Barrington and its Subsidiaries and to discuss with E Bait and its authorized representatives the affairs of Barrington and its Subsidiaries, all as E Bait may from time to time reasonably request.
7.2 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, Barrington shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, Barrington except for the acquisition of the Shares by E Bait.
7.3 Publicity. Between the date of this Agreement and the Closing Date, Barrington and E Bait shall, and Barrington and E Bait shall cause E Bait Corp., to, discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to employees) concerning the contemplated transaction.
7.4 Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) E Bait shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained by E Bait pursuant to Section 7.1. Following the Closing, Barrington shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to E Bait Corp., and its Subsidiaries. This Section 7.7 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, E Bait shall return to Barrington, or destroy, all information it shall have received from Barrington or in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. Barrington and E Bait shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Sections 7.1 and 7.6 to comply with the provisions of this Section 7.7. 8. Conduct of Barrington's Business Prior to the Closing. 8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, Barrington shall cause Barrington and its Subsidiaries to conduct their businesses in all material respects in the ordinary course.
8.2 Business Organization. Between the date of this Agreement and the Closing Date, Barrington shall use its reasonable efforts, and shall cause Barrington and each of its Subsidiaries to use its respective reasonable efforts, to (a) preserve substantially intact the business organization of Barrington and each of its Subsidiaries and keep available the services of the present officers and employees of Barrington and each of its Subsidiaries, and (b) preserve in all material respects the present business relationships and good will of Barrington and each of its Subsidiaries.
8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, neither E Bait or Barrington shall not cause or permit any amendment of the certificate of incorporation or by-laws (or other governing instrument) of Barrington or any of its Subsidiaries, and shall cause Barrington International Marketing, Inc. and each of its Subsidiaries not to:
(a) issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;
(b) sell or otherwise dispose of any Equity Securities of Barrington or any of its Subsidiaries, or create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities of Barrington or any of its Subsidiaries;
(c) reclassify, split up or otherwise change any of its Equity Securities;
(d) be party to any merger, consolidation or other business combination;
(e) sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of Barrington and its Subsidiaries, taken as a whole, except in the ordinary course of business.

9. Survival of Representations and Warranties; Indemnification.
9.1 Survival. No representation or warranty contained in this Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing,except for those contained in Sections 5.1, 5.2, 5.3(only as to Barrington), 5.10, 6.1, 6.2, 6.3, 6.4(the "Surviving Representations and Warranties ").
9.2 Indemnification by Barrington. Barrington shall indemnify and hold harmless E Bait and E Bait Investment, Corp. and shall reimburse E Bait and
E Bait Corp. for, any loss, liability, damage or expense (including reasonable attorneys fees) (collectively, "Damages") arising from or in connection with
(a) any inaccuracy in any of the Surviving Representations and Warranties of Barrington in this Agreement or (b) any failure by Barrington to perform or comply with any agreement in this Agreement.
9.3 Indemnification by E Bait. E Bait shall indemnify and hold harmless Barrington, and shall reimburse Barrington for, any Damages arising from or in connection with (a) any inaccuracy in any of the Surviving Representations and Warranties of E Bait in this Agreement, (b) any failure by E Bait to perform or comply with any agreement in this Agreement, except that after the Closing no claim shall be made with respect to the failure to perform or comply with any agreement required to have been performed or complied with prior to the Closing Date, and (c) any payments made by Barrington after the Closing pursuant to any guaranty by Barrington of any obligation of E Bait Corp. or any of its Subsidiaries (other than as contemplated by Section 2.4). E Bait shall use its best efforts to obtain Barrington's release from any such guaranties.
10. Termination.

Termination. This Agreement may be terminated before the Closing occurs only as follows:
(a) By written agreement of Barrington and E Bait at any time.
(b) By Barrington, by notice to E Bait at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.
(c) By E Bait, by notice to Barrington at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.
By E Bait or Barrington, by notice to the other at any time after 8/10/01.

             Effect of Termination.
If this Agreement is terminated pursuant to Section 10(a), this Agreement shall terminate without any liability or further obligation of any party to another.
11. Notices.
All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed),provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties).

(a)If to Barrington:                      (b)If to E Bait:
C/O  Dvorak & Associates, Ltd.             Randall Lanham, Esq.
3360 W. Sahara #230                        C/O Landham & Associates
Las Vegas, NV 89102                        45 Glen Echo, Unit A
Fax No.: (702) 932-5214                    Dove Canyon, CA 92679

Attention: Brian Dvorak                   Fax No.:(949) 858-6774
                                          Attention: Randall Lanham

12. Miscellaneous.
12.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.
12.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.
12.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.
12.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally.
12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.
Governing Law. This Agreement and (unless otherwise provided) all   amendments
hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof.

Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other except that E Bait may assign its rights (but not its obligations) under this Agreement to its wholly-owned Subsidiary without the consent of Barrington, provided that, after the Closing, no consent of Barrington shall be needed in connection with any merger or consolidation of E Bait with or into another entity.

E Bait Corp.


By:
President/Secretary/Treasurer



Barrington International Marketing, Inc.



By: Rendal Williams/CEO